AMENDED

SCHEDULE 14 C

INFORMATION STATEMENT PURSUANT TO SECTION 14 (C)

OF THE SECURITIES EXCHANGE ACT OF 1934

Check the appropriate box: [ ] Preliminary information statement [ X ] Definitive information statement Confidential, for use of the Commission only (as permitted by Rule 14c-5(d)(2))

TECH-CREATIONS, INC.

(NAME OF COMPANY AS SPECIFIED IN ITS CHARTER) Payment of Filing Fee (Check the appropriate box): [X] No fee required. [ ] Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11. (1) Title of each class of securities to which transaction applies: Not Applicable. (2) Aggregate number of securities to which transaction applies: Not Applicable. (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined): Not Applicable. (4) Proposed maximum aggregate value of transaction: Not Applicable. (5) Total fee paid: Not Applicable. [ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11 (a) (2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid: Not Applicable. (2) Form, Schedule or Registration Statement No. : Not Applicable. (3) Filing Party: Not Applicable. (4) Date Filed: Not Applicable.

TECH-CREATIONS, INC.

265 SUNRISE AVENUE, SUITE 204

PALM BEACH FLORIDA 33480

September 13, 2000 Dear Stockholder:

        This Information Statement is being provided to inform you that the holders of a majority of the outstanding shares of the common stock of Tech-Creations, Inc. (the “Company”) has delivered to the Company written consent to the following action:

Authorizing the board of directors of the Company to amend the Company’s certificate of incorporation to change its corporate name to any name to be selected by the board of directors.

        The action taken by the holders of a majority of the outstanding shares of the Company’s common stock will become effective twenty (20) days from the date hereof.

        This Information Statement is being provided to you for information purposes only. Your vote is not required to approve the action. This Information Statement does not relate to an annual meeting or special meeting in lieu of an annual meeting. You are not being asked to send a proxy and you are requested not to send one.

Very truly yours, /s/William H. Ragsdale -------------------------------------------- William H. Ragsdale, Secretary

INFORMATION STATEMENT

OF

TECH-CREATIONS, INC.

NOTICE TO STOCKHOLDERS PURSUANT TO

SECTION 14(c) OF THE SECURITIES EXCHANGE ACT OF 1934

        This Information Statement is being furnished to the holders of common stock, par value $.0001 per share (the “Company Common Stock”), of Tech-Creations, Inc., a Delaware corporation (the “Company”), to inform you that the Company’s Board of Directors and the holders of a majority of the outstanding shares of Company Common Stock have authorized, by written consent dated September 5, 2000 (the “Consent”), the Board of Directors to change the corporate name to any name selected by the Board of Directors and to file with the State of Delaware a Certificate of Amendment amending the Company’s certificate of incorporation to reflect such name change.

        At September 5, 2000, 5,000,000 shares of the Company Common Stock were issued and outstanding and eligible to consent to a change in the corporate name by the Board of Directors. Of those shares issued and outstanding, the written consent of a minimum of 2,500,001 shares of the Company Common Stock was required to authorize the Board of Directors to amend the Company’s certificate of incorporation to effect a corporate name change. By the September 5, 2000 Consent, an aggregate of 4,500,000 shares of the Company Common Stock consented to authorizing the Board of Directors to effect a change in the corporate name of the Company.

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WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE

REQUESTED NOT TO SEND US A PROXY

AMENDMENT TO THE CERTIFICATE OF

INCORPORATION TO CHANGE NAME OF COMPANY

        Pursuant to the Consent, the name of the Company may be changed by resolution of the Board of Directors from “Tech-Creations, Inc.” to any name selected by the Board of Directors. The name change will become effective upon the proper filing of Certificate of Amendment to the Certificate of Incorporation.

        The decision to authorize the Board of Directors to change the name of the Company was based on the desire of management to enable a prompt name change to reflect more accurately the nature of any business acquired in the event the Company merges with or acquires a corporation or other business entity having a purpose different from the Company’s present business purpose.

A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-KSB FOR THE FISCAL YEAR ENDED SEPTEMBER 30, 1999 MAY BE OBTAINED BY WRITTEN REQUEST FROM DONALD F. MINTMIRE, ESQ., 265 Sunrise Avenue, Suite 204, Palm Beach, FL 33480.